For the semi annual period ended

(a) 10/31/96 File number (c) 811-

6047

                          SUB-

                             ITEM

                             77 0

                             EXHI

                             BITS

           Transactions Effected Pursuant
to Rule 10f-3 1.          Name of Issuer
       Dupont Photomasks

2.   Date of Purchase
       6/13/96

3.   Number of
Securities Purchased
       23,900

4.   Dollar Amount of
Purchase
       $406,300

5.   Price Per Unit
       $17.00

6.   Name(s) of Underwriter(s)
or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other Members of the
Underwriting Syndicate
       Merrill Lynch Pierce
       Lehman Brothers Inc.
       Prudential Securities
       Incorporated
       Montgomery Securities
       Morgan Stanley & Co.
 CS First Boston Corporation
       Smith Barney Inc.
       Dean Witter Reynolds
Inc.
       Sanford C. Bernstein
       & Co., Inc. Alex,
       Brown & Sons
       Incorporated A.G
       Edwards & Sons Inc.
       Advest, Inc.
       EVEREN Securities,
       Inc. SoundView
       Financial Group,
       Inc. Rauscher Pierce
       Refsnes, Inc. Starr
       Securities, Inc.